DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[x]       Soliciting Materials under Rule 14a-12

BNY Mellon Municipal Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BNY Mellon Municipal Income, Inc. (NYSE: DMF)

In the coming weeks, you will receive your proxy statement and white card for your Fund's Annual Meeting of Stockholders (the "Meeting"), scheduled to be held on Wednesday, June 12, 2024, at 11 a.m., Eastern time.

This year's meeting may be different from prior meetings. Two dissident stockholders, who are prolific activist hedge funds in the closed-end fund sector, have stated their intention to commence a proxy fight and potentially take actions that could imperil your Fund's ability to continue to meet its investment objective and generate consistent income for you.

Your qualified, elected Directors will seek to protect your long-term investment and continue to help you meet your financial goals, as they have for more than 35 years.

✓Qualified Board focused on protecting all stockholders' long-term interests and helping you meet your investment goals

✓Continues to meet investment objective of maximizing current income while preserving capital over the long term
Your Fund Has Delivered for You…	✓Annual general distributions of $4.327 per share over the last 10 years
✓Total returns of 2.31%, compared to Bloomberg U.S. Municipal Bond Index of -0.38% YTD*

✓ Successfully maintained leverage despite rising interest rates
* As of 2/29/24

Additional Information

The Fund's definitive proxy statement for its 2024 Annual Meeting of Stockholders in connection with solicitation of proxies from Fund stockholders has yet to be filed with the U.S. Securities and Exchange Commission (the "SEC"). After the definitive proxy statement is filed with the SEC, it may be amended or withdrawn.

BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, DEFINITIVE PROXY STATEMENT, WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting, the definitive proxy statement, and other documents when they are filed by the Fund with the SEC, by directing a request to the Fund's proxy solicitor by calling the toll-free number provided in the definitive proxy statement. Copies are also expected to be available at no charge at the website identified in the definitive proxy statement. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC's website at http://www.sec.gov.

Pursuant to SEC proxy rules, the Fund's Directors, nominees for Director and executive officers are "participants" in connection with the 2024 Annual Meeting of Stockholders. Certain regular employees and officers of the Fund's investment manager, administrator, or any of their affiliates may become "participants" if any such persons solicit proxies. Stockholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund's definitive proxy statement for the 2024 Annual Meeting of Stockholders when it is filed with the SEC.